BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

11/24/2021

Work Order Item Number: W2021112400506-1735918

Filing Number: 20211912957

Filing Type: Amended Certification of Stock Designation After Issuance of Class/Series

Filing Date/Time: 11/24/2021 9:30:00 AM

Filing Page(s): 2

Indexed Entity Information:

Entity ID: E0400472014-9

Entity Name: GRIDIRON BIONUTRIENTS, INC.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent

INCYOURBIZ CORP.

3651 Lindell Rd, Suite D1216, Las Vegas, NV 89103 - 5816, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Filed in the Office of	Business Number E0400472014-9
Barbara K. Cegavske	Filing Number 20211912957
Secretary of State State Of Nevada	Filed On 11/24/2021 9:30:00 AM
	Number of Pages 2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Amendment to Certificate of Designation After Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations

(Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

Gridiron BioNutrients, Inc.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Series B Convertible Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

Section 1(ff) of the Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock of Gridiron BioNutrients, Inc., filed with the Secretary of the State of Nevada on April 12, 2021, and amended on August 31, 2021, is being amended as shown on "Exhibit A" hereto.

5. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X *Timothy Orr*

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

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EXHIBIT "A" TO THE
AMENDMENT TO CERTIFICATE OF DESIGNATION
AFTER ISSUANCE OF CLASS OR SERIES
FOR THE SERIES B CONVERTIBLE PREFERRED STOCK
OF GRIDIRON BIONUTRIENTS, INC.

The following sections of the Certificate of Designations for the Series B Convertible Preferred Stock are being amended as follows:

Section 1(ff) shall be amended and restated in its entirety to read as follows:

"Section 1 (ff) "**Excluded Securities**" means (i) shares of Common Stock, restricted stock units or standard options to purchase Common Stock issued to directors, officers or employees of the Corporation for services rendered to the Corporation in their capacity as such pursuant to an Approved Stock Plan, provided that the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Investors; (ii) the shares of Common Stock issuable upon conversion of the Series B or otherwise pursuant to the terms of the Certificate of Designations; provided, that the terms of the Certificate of Designations are not amended, modified or changed on or after the Closing Date (other than anti-dilution adjustments pursuant to the terms thereof in effect as of the Closing Date), (iii) securities issued to consultants, suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company as long as such securities are issued as "restricted securities" (as defined in Rule 144); (iv) up to 5,389,028 shares of the Series B-1 and the shares of Common Stock issuable upon conversion of the Series B-1 or otherwise pursuant to the terms of the Series B-1 Certificate of Designations; provided that the terms of the Series B-1 Certificate of Designations are not amended, modified or changed on or after the date hereof or (v) securities issued pursuant to a merger, acquisition or similar transaction; provided that (A) the primary purpose of such issuance is not to raise capital, (B) the purchaser or acquirer of such securities in such issuance solely consists of either (1) the actual participants in such transactions, (2) the actual owners of such assets or securities acquired in such merger, acquisition or similar transaction, (3) the shareholders, partners or members of the foregoing Persons and (4) Persons whose primary business does not consist of investing in securities, and (C) the number or amount (as the case may be) of such shares of Common Stock issued to such Person by the Corporation shall not be disproportionate to such Person's actual ownership of such assets or securities to be acquired by the Corporation (as applicable).